UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2008

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, Career Education Corporation (the “Company”) issued a press release announcing the resignation of Paul Ryan as the Company’s senior vice president, Culinary Arts strategic business unit. The effective date of Mr. Ryan’s resignation is May 30, 2008. The Company also announced that during the period of the search for a new head of the Culinary Arts strategic business unit, Brian Williams, vice president of operations for Culinary Arts, will manage the business unit. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release of Registrant dated May 27, 2008, reporting the resignation of Paul Ryan as the Company’s senior vice president, Culinary Arts strategic business unit and the interim appointment of Brian Williams to manage the strategic business unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President
and Chief Financial Officer

Dated: May 28, 2008

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press release of Registrant dated May 27, 2008, reporting the resignation of Paul Ryan as the Company’s senior vice president, Culinary Arts strategic business unit and the interim appointment of Brian Williams to manage the strategic business unit.